GLENBROOK LIFE AND ANNUITY COMPANY
                          LAW AND REGULATION DEPARTMENT
                             3100 Sanders Road, J5B
                           Northbrook, Illinois 60062


                               February 26, 1997



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549


RE:      Rule 24f-2 Notice for
         Glenbrook Life and Annuity Company Variable Annuity Account Glenbrook Life and Annuity Company
         Registration No.: 33-91914 and 33-60882
         Investment Company Act Registration No.: 811-07632


Dear Sir/Madam:

It is my opinion that the securities issued in accordance with the captioned filing and which this Notice makes definite in number were legally issued, fully paid and are nonassessable.



                                     Glenbrook Life and Annuity Company


                                     By: /s/ Michael J. Velotta
                                         ----------------------
                                         Michael J. Velotta
                                          Vice President, Secretary and
                                          General Counsel